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                                                                    Exhibit 23.1

                           Freeman & Davis Letterhead


               Consent of Independent Certified Public Accountants
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     We consent to the incorporation in this Registration Statement on Form SB-2 of Indigo Energy, Inc. of our report, dated October 26, 2000 relating to the financial statements of Indigo Energy, Inc. for the period March 8, 2000 (inception) to August 31, 2000. We also consent to the reference to our us under the heading "Experts" in such registration statement.




                                                /s/ Freeman & Davis LLP


New York, New York
October 26, 2000